EXHIBIT (11)


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                            Three Months Ended        Six Months Ended
                          _______________________  _______________________

                             July 2,    June 26,     July 2,      June 26,
                              1994        1993        1994          1993
                          ___________  __________  ___________  __________
PRIMARY:
     NET INCOME (LOSS)    $   118,539  $2,061,396  $(4,223,903) $2,968,730
                          ___________  __________  ___________  __________
                          ___________  __________  ___________  __________


Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock      12,246,999  11,219,454   12,253,024  10,197,823

Net effect of dilutive stock
 options based on the
 treasury stock method using
 average market price          36,190     101,128       37,728      83,210

Net effect of put options
 based on the reverse
 treasury stock method using
 average market price         890,288         -0-      808,568         -0-
                          ___________  ___________  __________  __________

          TOTAL SHARES     13,173,477  11,320,582   13,099,320  10,281,033
                          ___________  ___________  __________  __________
                          ___________  ___________  __________  __________



         PER SHARE AMOUNT $       .01  $      .18  $      (.32) $      .29
                          ___________  ___________  __________  __________
                          ___________  ___________  __________  __________




FULLY DILUTED:
  Net income (loss)       $   118,539  $2,061,396  $(4,223,903) $2,968,730
  After-tax interest
    requirement of
    convertible subordinated
    debentures (A)                -0-         -0-          -0-         -0-
                          ___________  __________  ___________  __________

  ADJUSTED NET
    INCOME (LOSS)         $   118,539  $2,061,396  $(4,223,903) $2,968,730
                          ___________  __________  ___________  __________
                          ___________  __________  ___________  __________


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE - CONTINUED

                            Three Months Ended        Six Months Ended
                          _______________________  _______________________

                             July 2,    June 26,     July 2,      June 26,
                              1994        1993        1994          1993
                          ___________  __________  ___________  __________
FULLY DILUTED - CONTINUED:

Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock      12,246,999  11,219,454   12,253,024  10,197,823

Net effect of dilutive stock
 options based on the
 treasury stock method using
 quarter end market price
 if higher than the average
 market price                  36,190     101,158       37,728      83,306

Net effect of put options
 based on the reverse
 treasury stock method using
 quarter end market price
 if lower than the average
 market price               1,109,137         -0-    1,109,137         -0-

Net effect of conversion of
 convertible subordinated
 debentures (A)                   -0-         -0-          -0-         -0-
                          ___________  __________  ___________  __________

             TOTAL SHARES  13,392,326  11,320,612   13,399,889  10,281,129
                          ___________  __________  ___________  __________
                          ___________  __________  ___________  __________



         PER SHARE AMOUNT $       .01  $      .18  $      (.32) $      .29
                          ___________  __________  ___________  __________
                          ___________  __________  ___________  __________



(A) Conversion of convertible subordinated debentures to 1,390,745 shares with an after-tax interest requirement of $472,538 and $479,538 for the three months ended July 2, 1994, and June 26, 1993, respectively and of $945,075 and $959,075 for the six months ended July 2, 1994, and June 26, 1993, respectively has been excluded from computation since the effect was anti-dilutive.